                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 MODTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  MODTECH, INC.
                               2830 Barrett Avenue
                            Perris, California 92571
                                 (909) 943-4014


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1997


To the Holders of Common Stock of Modtech, Inc.:


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Modtech, Inc. will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660 on June 17, 1997 at 2:00 P.M., local time, for the following purposes:

          1. To elect a board of seven (7) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

          The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

          All shareholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE- ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                     By Order of the Board of Directors,


                                     Evan M. Gruber, Chief Executive Officer



Perris, California
May 16, 1997



IMPORTANT: IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT
           THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                                  MODTECH, INC.
                               2830 Barrett Avenue
                            Perris, California 92571

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 17, 1997

          This Proxy Statement is being furnished to the shareholders of Modtech, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held at the offices of The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on June 17, 1997 at 2:00 P.M., local time, and at any continuation or adjournment thereof.


          This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about May 16, 1997 to shareholders of record on April 30, 1997, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report to on Form 10-K for the fiscal year ended December 31, 1996, which contains audited financial statements, as filed with the Securities and Exchange Commission, is concurrently being mailed to all shareholders of record as of April 30, 1997.

          The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.


                                  VOTING RIGHTS

      As of April 30, 1997, the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 8,670,306 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting, except that shareholders may be entitled to cumulative voting rights in the election of directors as describe below.

      Cumulative voting rights entitle a shareholder to give one nominee that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock he or she is entitled to vote, or to distribute such number of votes among two or more nominees in such proportion as the shareholder may choose. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected. In order for all shareholders to cumulate votes, one shareholder must give notice to the Secretary prior to commencement of voting that of his or her intention to cumulate his or her votes.

      Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, by the persons named therein FOR the election of the seven director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth information regarding the ownership of the Company's Common Stock as of April 30, 1997, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

      Name and Address                                      Shares               Percent of
      of Beneficial Owner                             Beneficially Owned (1)     Class (1)
      -------------------                             ----------------------     ----------
Gerald B. Bashaw                                            633,674                   7.3
James D. Goldenetz (2)                                      159,531                   1.8
Evan M. Gruber (3)                                          310,495                   3.5
Charles C. McGettigan (5)(8)                              3,014,186                  34.7
James M. Phillips, Jr. (4)                                   10,000                    *
Robert W. Campbell (4)                                       16,000                    *
Michael G. Rhodes                                            62,000                    *
Myron A. Wick, III (5)(8)                                 3,014,186                  34.7
Jon D. Gruber (6)(8)                                      5,259,096                  60.7
J. Patterson McBaine (6)(8)                               5,199,896                  60.0
Proactive Partners, L.P. (8)                              2,828,884                  32.6
Gruber & McBaine Capital Management (7)(8)                2,129,910                  24.6
Lagunitas Partners (8)                                    2,014,210                  23.2
All directors and officers as a group (2)(3)(4)(5)        4,236,631                  46.6

-------------------------
 *  Less than one percent.

(1) In calculating beneficial and percentage ownership, all shares of Common Stock which a named shareholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options and stock purchase warrants are deemed to be outstanding for the purpose of computing the ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder. As of April 30, 1997, an aggregate of 8,670,306 shares of Common Stock were outstanding. Does not give effect to the potential issuance of up to 1,900,000 shares issuable upon exercise of options granted or which may be granted under the Company's stock option plans. See "Election of Directors Stock Option Plans."

(2) Includes 95,000 shares issuable upon exercise of stock options.

(3) Includes 201,250 shares issuable upon exercise of stock options.

(4) Includes 10,000 shares issuable upon exercise of stock options which have been granted to Mr. Phillips and 15,000 shares issuable upon exercise of stock options which have been granted to Mr. Campbell.

(5) Includes 2,983,441 shares owned of record by one or more of Proactive Partners, L.P. and Fremont Proactive Partners, L.P. (collectively, the "Limited Partnerships"), limited partnerships of which Messrs. McGettigan and Wick are general partners.

(6) Includes 5,045,651 shares owned of record by one or more of the Limited Partnerships of which Mr. Gruber is a general partner, and 110,200 shares owned by Gruber & McBaine Capital Management of which Mr. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(7) Includes 2,019,710 shares owned of record by one or more of the Limited Partnerships of which Gruber & McBaine Capital Management is a general partner.

(8) The address of each of Charles C. McGettigan, Myron A. Wick, III, Jon D. Gruber, J. Patterson McBaine, Proactive Partners, L.P., Gruber & McBaine Capital Management, Lagunitas Partners, and Fremont Proactive Partners, L.P., is 50 Osgood Place, San Francisco, CA 94133.

                              ELECTION OF DIRECTORS

      The Company's current Board of Directors has nominated seven (7) individuals, Gerald B. Bashaw, James D. Goldenetz, Evan M. Gruber, James M. Phillips, Jr., Robert W. Campbell, Charles C. McGettigan and Myron A. Wick, III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company's shareholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company's Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve. In the event that anyone other than the seven nominees listed below should be nominated for election as a director, the persons named in the accompanying proxy will have the authority, to be exercised in their discretion, to vote cumulatively for less than all of the nominees. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

NOMINEES

      Certain information concerning the seven individuals nominated by the Company's Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

      Gerald B. Bashaw, age 62, founded the Company in 1982. Prior to that time he served as the Vice President of Operations and then President of Aurora Modular Industries, a manufacturer of modular classrooms, mobile homes, office trailers, and modular houses and buildings, which he co-founded in 1965.

      Robert W. Campbell, age 40, is the Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc. From 1993 to 1995, Mr. Campbell was Senior Vice President - Investment Banking at Baraban Securities, Incorporated. From 1982 to 1993, Mr. Campbell was employed by the Seidler Companies, Inc. as Senior Vice President - Corporate Finance.

      James D. Goldenetz, age 47, President of Class Leasing, Inc., joined the Company as a director in January 1988, after previously serving as the President of Aurora Modular Industries since January 1982. He began work in the modular classroom industry in 1969 in production at Aurora Modular Industries.

      Evan M. Gruber, age 43, joined the Company in January 1989 as its Chief Financial Officer and was elected Chief Executive Officer of the Company in January 1990. Prior to joining the Company, Mr. Gruber, who is a certified public accountant, founded his own public accounting firm in Costa Mesa, California in 1978.

      Charles C. McGettigan, age 52, was elected to the Board of Directors in June 1994. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick & Co., Inc. and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance of Hambrecht & Quist and a senior vice president of Dillon, Read & Co. Mr. McGettigan serves on the boards of directors of Digital Dictation, Inc.; I-Flow Corporation; NDE Environmental Corporation; Onsite Energy, PMR Corporation, Sonex Research Corporation, and Wray-Tek Instruments Inc.

      James M. Phillips, Jr., age 49, became a director of the Company upon the consummation of the initial public offering of the Company in July 1990. Mr. Phillips has been an attorney for the last 20 years, practicing primarily in the areas of corporate and securities law. Mr. Phillips established a predecessor of his current firm, Phillips & Haddan, as of January 1, 1990, upon leaving the firm of Brobeck, Phleger & Harrison, of which he was a partner in the Newport Beach, California office, at the end of 1989.

      Myron A. Wick III, age 53, became a director of the Company in June 1994. Mr. Wick is currently a managing director and founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Children's Discovery Centers, Digital Dictation, Inc., Electrostatic Devices, NDE Environmental, Inc, Sonex Research Corporation and Wray-Tek Instruments Inc.

STRUCTURE AND FUNCTION OF UHE BOARD OF DIRECTORS

      During the last fiscal year, the Company's Board of Directors held 4 regular and special meetings or otherwise took action by written consent. The Board has established both an Audit Committee and a Compensation Committee, each of which is comprised of Messrs. McGettigan, Campbell and Phillips. The Audit Committee meets to consult with the Company's independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor's report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company's internal accounting controls. With respect to compensation, the Compensation Committee determines the compensation of corporate officers, and will determine the persons entitled to participate in stock option, bonus and other similar plans. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

      Each non-employee director is paid an annual retainer of $4,000 plus $1,000 per each board meeting attended and each board committee meeting attended for each committee of which they are a member. The Company has and will continue to pay the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors.

      There is no family relationship between any nominee and any other nominee or executive officer of the Company.

EXECUTIVE OFFICERS

      The executive officers of the Company are Evan M. Gruber, Chief Executive Officer; and Michael G. Rhodes, Chief Operating Officer and Chief Financial Officer. Subject to the terms of applicable employment agreement, officers serve at the pleasure of the Board of Directors.

      Mr. Rhodes joined the Company in 1988 and was the Corporation's controller through 1992. In 1993 he was elected Chief Financial Officer, and in 1996 was elected Chief Operating Officer. Prior to his joining the Company, Mr. Rhodes worked for a public accounting firm.

COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS

      The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 1994, 1995 and 1996 to those persons who were, as of December 31, 1996 (i) the Chief Executive Officer of the Company, and (ii) the other compensated executive officers of the Company, if any, whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                         ------------------------------------------------
                                         ANNUAL COMPENSATION                   AWARDS                    PAYOUTS
                                --------------------------------------   --------------------     -----------------------
                                                                         RESTRICTED
                                                                           STOCK
                                          SALARY      BONUS      OTHER     AWARDS     OPTIONS      LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR         $          $          $         $           #        PAYOUTS    COMPENSATION
---------------------------     ----      -------    -------     -----     ------     -------     -------    ------------
Evan M. Gruber                  1996      158,000    137,000       --        --       110,000       --          4,615
  Chief Executive Officer       1995      150,000     15,000       --        --        25,000       --          3,654
    and Director                1994      125,000         --       --        --       350,000       --          4,030

Michael G. Rhodes               1996       90,000     24,000       --        --       105,000       --          4,827
 Chief Operating Officer,       1995       87,000     12,100       --        --        20,000       --            129
 Chief Financial Officer        1994       85,000         --       --        --        10,000       --          4,124

-------

(1) The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the Company's contribution to the 401(K) plan, see "401(K) Plan."

EMPOYMENT AGREEMENTS

      In connection with Company's May 1994 refinancing, the Company entered into a new employment agreement with Mr. Gruber. The terms of the agreement include, among other items, a term continuing until June 30, 1997, a base annual salary of not less than $150,000 per year through the full term, with periodic increases equal to the rate increase in the Consumer Price Index, and provision for the grant of an option to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. Additionally, Mr. Gruber is entitled to receive a bonus equal to two and one-half percent of the amount, if any, by which the net income before taxes of the Company for the year in question exceed $1,000,000. In September 1996, the Compensation Committee voted unanimously to extend the agreement through 1999. The base annual salary was increased to $200,000 in October 1996.

401(K) PLAN

      Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer up to 15% of their compensation, subject to limitations under the Internal Revenue Code. The Company makes annual contributions on a 50% matching basis. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59-1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 1995, the Company contributed $4,615 and $4,827 as matching contributions for the accounts of Mr. Gruber and Mr. Rhodes, respectively.

STOCK OPTIONS

      In June 1989, the Company's Board of Directors adopted, and the Company's shareholders approved, the Modtech, Inc. 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan provides for the grant of both incentive and nonstatutory options to purchase up to an aggregate of 400,000 shares of the Company's Common Stock. Incentive stock options can be granted only to employees, including officers, of the Comqany, while nonstatutory stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. Participants in the 1989 Plan are selected by the Board of Directors of the Company, or by a committee of directors selected by the Board as a whole. The Board or the committee is empowered to determine the terms and conditions of each option granted under the 1989 Plan, subject to the limitations that the exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant (110% if granted to an employee who owns 10% or more of the Common Stock), no option can have a term in excess of ten years (five years if granted to an employee owning 10% or more of the Common Stock) and no incentive stock option can be granted to anyone other than a full-time employee of the Company or its subsidiaries. Nonstatutory options may be granted under the 1989 Plan with an exercise price of not less than 85% of the fair market value of the Common Stock at the date of grant. As of December 31, 1996, options to purchase 290,000 shares, at a weighted average exercise price of $1.82, were outstanding under the 1989 Plan.

      In connection with the acquisition of Del-Tec in 1989, options to purchase shares of the Company's Common Stock were granted, of which options to purchase 50,000 shares at the exercise price of $1.83 per share are currently outstanding and exercisable.

      In March 1994, the Company's Board of Directors authorized the grant of options to purchase up to 200,000 shares of the Company's Common Stock, and, in connection with the private placement of Series A Preferred Stock in May 1994, authorized the grant of options to purchase up to an additional 500,000 shares of the Company's Common Stock (collectively, the "1994 Plans"). Since approval of these options by the shareholders of the Company has not and will not be sought, all options granted under the 1994 Plans will be deemed nonstatutory options which will not entitle the recipients thereof the special federal income tax treatment afforded to the recipients of incentive stock options. The Company's Board of Directors, with Mr. Gruber abstaining, approved the grant to Mr. Gruber of an option to purchase up to 150,000 shares of Common Stock at $1.19 per share, and in May 1994, again with Mr. Gruber abstaining, approved the grant of an option to Mr. Gruber to purchase up to an additional 200,000 shares of Common Stock under the 1994 Plans, at $1.50 per share, as required by his new employment agreement. See "Management-Employment Agreements." As of December 31, 1996, options to purchase a total of 620,000 of these shares, at exercise prices ranging from $1.19 to $4.50, were outstanding.

      In July 1996, the Company's Board of Directors authorized the grant of options to purchase up to 500,000 shares of the Company's Common Stock. These non-statutory options may be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant service to the Company. The exercise price of the stock options cannot be less than the fair market value at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock). Additionally, each non-employee director will be granted a non-statutory stock option to purchase 5,000 shares at fair market value per share on the date of grant, for each year of continuous service on the Company's Board of Directors. At December 31, 1996, options to purchase an aggregate of 110,000 of these shares had been granted at the exercise price of $4.50 per share, of which options to purchase 30,000 shares were currently exercisable.

      The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 1996 to the executive officers of the Company identified in the Summary Compensation Table set forth above:

                      OPTIONS GRANTED IN CALENDAR YEAR 1996

                                                                          Potential Realized
                      No. of                                               Value at Assumed
                      Shares       % of                                   Annual Rates of Stock
                    Subject to     Total                                   Price Appreciation
      Name           Options      Options                                 For Option Term (3)
       of            Granted     Granted to    Exercise    Expiration     ---------------------
    Optionee          (1)(2)     Employees      Price         Date         5%($)     10%($)
    --------        ----------   ----------    --------    ----------      -----     -------
Evan M. Gruber       110,000        35%         $2.13      12/31/2005     129,000    318,000
Michael G. Rhodes    105,000        33%        2.13-4.50    7/11/2006     188,500    464,500

----------------

(1) The exercise price was the market price of a share of the Company's Common Stock on the date of grant.

(2) Options are exercisable starting 12 months after the grant date with 25% vesting each year.

(3) On December 31, 1996, the closing price for a share of the Company's Common Stock was $7.875

          The following table sets forth information regarding options exercised during the year ended December 31, 1996 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executive officer at December 31, 1996. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                  Value of Unexercised
                                                  Number of Unexercised           in-the-money Options
                                                Options at Fiscal Year End     at Fiscal Year End ($) (1)
                      Shares                   ----------------------------    ---------------------------
                   Acquired on      Value
     Name          Exercise (#)    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
     ----          ------------    --------    -----------    -------------    -----------    -------------
Evan M. Gruber        -               -         201,250         333,750        $1,312,000      $2,095,000
Michael G. Rhodes     -               -          62,000         148,000           248,000         760,000

------------------
(1) Calculated based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 1996, which was $7.875 per share.

CERTAIN TRANSACTIONS

         The Company leases its two facilities located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California, from Mr. Bashaw and general partnerships of which Messrs. Bashaw, Goldenetz and Gruber together own a controlliog interest, pursuant to standard industrial leases. Under the terms of these leases, the Company is obligated to pay aggregate annual rentals of $804,000, subject to escalation in accordance with changes in applicable cost of living indices. Due to the recent declines in real estate values, Mr. Bashaw and the general partnerships reduced the monthly lease rates for the year ending December 31, 1994, for the manufacturing facilities to an aggregate of $36,250.

         Messrs. Goldenetz and Gruber together own 60% of the capital stock of Class Leasing, Inc., a California corporation, in which the Company has no ownership interest. Mr. Gruber spent less than 20 hours per month in connection with the affairs of Class Leasing, Inc. Class Leasing purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices, and leases them to third parties primarily under three-year leases, cancelable yearly. During the years ended December 31, 1994, 1995, and 1996, the Company sold modular relocatable classrooms to Class Leasing, Inc. and predecessor entities for aggregate purchase prices of $1,008,577, $600,228 and $1,452,868, respectively, which represented approximately 1.2%, 5% and 3% of the Company's net sales for each of those years.

         Messrs. Bashaw, Goldenetz and Gruber have personally guaranteed certain of the Company's obligations and the repayment by the Company of amounts which surety companies may be required to expend under the terms of performance bonds issued in connection with manufacturing contracts undertaken by the Company. No payments have been made to Messrs. Bashaw, Goldenetz and Gruber for the guarantees provided by them.


COMPENSATION COMMITTEE REPORT

Report on Annual Compensation of Executive Officers

         It is the policy of the Company's Compensation Committee to establish compensation levels for the executive officers, which reflect the Company's overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

         The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the executive officers.

         The Compensation Committee also considers grants of stock options for the Company's key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

STOCK PERFORMANCE GRAPH

         The graph set forth below compares the Company's stock price since July 1990 against (1) the S&P 500, and (2) the composite of the companies listed by Media General Financial Services in its non-residential building construction ("Peer Group"). The graph is based upon information provided to the Company by Media General Financial Services.



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


                                         FISCAL YEAR ENDING
                       -------------------------------------------------------
Company                1991      1992      1993      1994      1995      1996
-------                ----      ----      ----      ----      ----      ----
MODTECH INC.            100     100.00     13.64     50.00     77.27    286.36
INDUSTRY INDEX          100     105.56    136.59    119.69     86.10    119.49
BROAD MARKET            100     107.64    118.50    120.06    165.18    203.11

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act"), requires the company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership an changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required to furnish the Company with copies of all such forms which they file.

         To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 1996 filing requirements applicable to its officers, directors, and other persons subject to Section 16 of the Exchange Act were in compliance.


                             INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP has been retained to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and to be available to respond to any shareholder questions directed to KPMG Peat Marwick LLP. This representative will have an opportunity to make a statement if KPMG Peat Marwick LLP so desires.


                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of shareholders, proposals by the Company's shareholders intended to be presented at such annual meeting must be received by the Company no later than ninety (90) days prior to April 30, 1998.


                                 ANNUAL REPORTS

         The Company's 1996 Annual Report on Form 10-K, which includes audited financial statements for the Company's fiscal year ended December 31, 1996, is concurrently being mailed with this proxy statement to shareholders of record on April 30, 1997. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and any amendments thereto, also may be obtained by any shareholder of the Company, without charge, upon written request to Evan Gruber, Chief Executive Officer, Modtech, Inc., Post Office Box 1240, Perris, California 92370.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote under the authority therein given in accordance with his or their best judgment.

                                       By Order of the Board of Directors,

                                       Evan M. Gruber, Chief Executive Officer
May 16, 1997.

                             [ Front of Proxy Card ]

                                  MODTECH, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Gerald B. Bashaw and Evan M. Gruber, and each of them, as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held on June17, 1997, or at any adjournment or continuation thereof.


1. ELECTION OF DIRECTORS:

   [ ] FOR ALL NOMINEES LISTED BELOW                  [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)           to vote for the
                                                          nominees listed below

   Gerald B. Bashaw, James D. Goldenetz, Evan M. Gruber, James M. Phillips, Jr.
         Robert W. Campbell, Charles C. McGettigan and Myron A. Wick, III

   (INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)


   -----------------------------------------------------------------------------


2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES LISTED ABOVE TO THE COMPANY'S BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

                             [ Back of Proxy Card ]


                                                       Please sign exactly as
                                              name appears below, date and
                                              return this card promptly using
                                              the enclosed envelope. Executors,
                                              administrators, guardians,
                                              officers of corporations, and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.

                                              Dated ______________________, 1997




                                              ----------------------------------
                                                           Signature




                                              ----------------------------------
                                                  Signature (if held jointly)


  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.